                                                                                                        EXHIBIT 5.1

                                                  April 19, 2002

Navistar International Corporation
4201 Winfield Road
Warrenville, IL 60555

                           Re:      Navistar International Corporation
                                    Form S-8 Registration Statement
                                    ----------------------------------

Ladies and Gentlemen:

                  I have acted as General Counsel to Navistar  International  Corporation,  a Delaware  corporation
(the  "Company"),  in  connection  with the  proposed  registration  by the  Company of up to 250,000  shares  (the
"Shares") of its Common  Stock,  par value $.10 per share,  with  associated  rights,  to be issued and sold by the
Company  under a Form  S-8  Registration  Statement,  filed  with  the  Securities  and  Exchange  Commission  (the
"Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration  Statement, as amended or supplemented,  is hereinafter  referred to as the "Registration  Statement").  The Shares are to be issued upon the exercise of awards  granted  under the  Company's  1998  Non-Employee  Director  Stock Option Plan, as amended (the
"Plan").

                  In connection  herewith,  I have  examined such  corporate  proceedings,  documents,  records and matters of law as I have deemed necessary to enable me to render this opinion.

                  For purposes of this opinion,  I have assumed the  authenticity of all documents  submitted to me as originals,  the conformity to the originals of all documents  submitted to me as copies and the  authenticity of the originals of all  documents  submitted to me as copies.  I have also assumed the legal  capacity of all natural persons,  the  genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered,  the  authority of such persons  signing on behalf of the parties  thereto  other than the Company and the due  authorization,  execution and delivery of all documents by the parties thereto other than the Company.  As to any facts material to the opinions  expressed herein, I have relied upon the statements and  representations  of officers  and other  representatives  of the Company  and others.  For  purposes  of numbered  paragraph 1,  I have relied  exclusively upon  certificates  issued by governmental  authorities in the relevant  jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

                  The  opinion  expressed  below is subject to the  qualifications  that I express no opinion as to the  applicability  of,  compliance  with, or effect of any laws except the internal laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

                  Based upon and subject to the  foregoing  qualifications,  assumptions  and  limitations  and the further limitations set forth below, I hereby advise you that in my opinion:

                  (1)      The Company is a corporation  existing and in good standing  under the laws of the State of Delaware.

                  (2)      The Shares are duly  authorized and reserved for issuance under the Plan,  and, when the
Registration  Statement  becomes  effective  under the Act, (i) the Shares will be duly  executed and  delivered on behalf of the Company  countersigned by the Company's transfer  agent/registrar and (ii) the Shares, when issued in accordance with the terms of the Plan and upon receipt of the  consideration  to be paid therefore of at least $.10 per share, will be validly issued, fully paid and nonassessable.

                  I hereby  consent  to the  filing of this  opinion  with the  Commission  as  Exhibit  5.1 to the
Registration  Statement.  In giving  this  consent,  I do not  thereby  admit that I am in the  category of persons whose  consent  is  required  under  Section 7 of the Act or the  rules and  regulations  of the  Commission.  This opinion and consent may be  incorporated  by  reference in a  subsequent  registration  statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the  registration  of additional  securities  issuable  under the Plans.

                  I do not find it necessary  for the purposes of this  opinion,  and  accordingly I do not purport to cover herein,  the  application  of the  securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

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                                                                                              EXHIBIT 5.1 continued

                  This opinion is limited to the specific issues addressed  herein,  and no opinion may be inferred or implied  beyond that  expressly  stated  herein.  I assume no obligation  to revise or  supplement  this opinion should the  present  laws of the State of  Illinois,  the General  Corporation  Law of the State of Delaware or the
federal law of the United States be changed by  legislative  action,  judicial  decision or otherwise or any future development cause any change or modification herein.

                  This opinion is furnished to you pursuant to the  applicable  rules and  regulations  promulgated under the Act in connection with the filing of the Registration Statement.

                                                              Very truly yours,

                                                              /s/ Robert A. Boardman
                                                              ----------------------
                                                              Robert A. Boardman,
                                                              Senior Vice President and
                                                              General Counsel

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